NINTH AMENDMENT TO LEASE AGREEMENT

THIS NINTH AMENDMENT TO LEASE AGREEMENT (this "**Amendment**") is made and executed this 29th day of September , 2015 by and between **MAINSTREET CV NORTH 40, LLC**, a Delaware limited liability company ("**Landlord**") and **CROSS COUNTRY HEALTH CARE, INC.**, a Delaware corporation ("**Tenant**").

RECITALS

**WHEREAS**, Landlord, as successor in interest to Teachers Insurance and Annuity Association of America, for the benefit of its Separate Real Estate Account ("**TIAA**"), a New York corporation, successor in interest to Fairfax Boca 92, L.P., a Georgia limited partnership ("**Fairfax**"), and Tenant are parties to that certain Lease Agreement dated November 22, 1999 (the "**Original Lease**") originally between Fairfax and Medical Staffing Network, Inc., a Delaware corporation ("**MSN**"), as tenant, predecessor in interest to Medical Staffing Network Healthcare, LLC ("**MSN Healthcare**"), a Delaware limited liability company, predecessor in interest to Tenant, as amended by: (i) a Lease Amendment #1 dated as of July 31, 2001 between Fairfax and MSN; (ii) a Lease Amendment #2 dated as of March 20, 2012 between Fairfax and MSN; (iii) a Lease Amendment #3 dated as of May 14, 2002 between Fairfax and MSN, (iv) a Lease Amendment #4 dated as of December 13, 2002 between Fairfax and MSN; (v) a Lease Amendment #5 dated as of February ___, 2003 between Fairfax and MSN; (vi) as assigned by MSN to Assignor as part of an asset sale agreement which was approved by a final non-appealable order of the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division, in Case No. 10-29101-BKC-EPK 9 (which assignment was confirmed pursuant to a Confirmation of Assignment and Assumption of Lease Agreement dated effective as of September 27, 2010); (vii) as further amended by a Sixth Amendment to Lease Agreement dated as of October 2010 between Landlord and MSN Healthcare; (viii) by a Seventh Amendment to Lease Agreement dated March 1, 2011 between Landlord and MSN Healthcare; (ix) by an Eighth Amendment to Lease Agreement dated as of November 22, 2011 between Landlord and MSN Healthcare; and (x) as assigned to Tenant by that certain Bill of Sale, Assignment and Assumption Agreement dated as of June 30, 2014 among MSN Holdco, LLC, a Delaware limited liability company, MSN Holding Company, Inc., a Delaware corporation, MSN Healthcare and Optimal Workforce Solutions, LLC, a Delaware limited liability company and Tenant (collectively with the Original Lease, the "**Lease**"). The Lease concerns premises (the "**Original Premises**") consisting of 44,675 rentable square feet in the building located at 901 Yamato Road, Boca Raton, Florida 33431; and

**WHEREAS**, Tenant desires to enter into this Amendment to reduce the size of the Original Premises, and partially terminate the Lease with respect to that portion of the Original Premises, consisting of 28,940 rentable square feet in the Building and depicted on Exhibit "A" attached hereto ("**Contraction Premises**") and to extend the term of the Lease for the remaining portion of the Original Premises under the terms set forth herein.

**NOW THEREFORE**, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

1. **Recitations and Definitions**. The foregoing recitations of fact are true and correct and are incorporated herein by this reference. All capitalized terms contained in this Amendment shall have the meaning ascribed to them in the Lease unless otherwise defined herein.

2. **Contraction of Premises**. Effective on ~~October 1, 2015~~ August 1, 2015 (the "**Partial Termination Date**"), the Lease shall be deemed to terminate with respect to the Contraction Premises only (the "**Partial Termination**"), and Tenant shall be deemed to have quit claimed to Landlord any interest it has in the Contraction Premises, whereupon the Lease term shall be deemed to cease and expire with respect to the Contraction Premises only as if the Partial Termination Date were the natural expiration date originally set forth in the Lease, and the parties shall be released from all further liability under the Lease with respect to the Contraction Premises only, except as set forth herein.

Commencing on the Partial Termination Date wherever the term "Premises" is used in this Amendment or in the Lease it shall be deemed to exclude the Contraction Premises and shall be conclusively deemed to consist of a Rentable Area of 15,735 rentable square feet on a portion of the second floor of Pod "D" of the Building (the "**Remaining Premises**"). Notwithstanding the Partial Termination of the Lease with respect to the Contraction Premises as of the Partial Termination Date, Landlord and Tenant hereby acknowledge and confirm that the Lease shall remain in full force and effect with respect to the Remaining Premises.

On the Partial Termination Date, Tenant shall immediately surrender and deliver the Contraction Premises into the possession and use of Landlord (a) without fraud or delay, (b) "broom clean," (c) free and clear of all letting and occupancies, (d) free and clear of all equipment, furniture and other movable personal property of Tenant, and (e) without any payment or allowance by Landlord on account of or for the Contraction Premises. All personal property and other belongings which are left upon the Contraction Premises at the time of such surrender shall be deemed to have been abandoned. In all events, Tenant will promptly restore all damage caused by Tenant's occupancy of the Contraction Premises, except for ordinary wear and tear, and provided, however, that Tenant shall not be required to remove any leasehold improvements or fixtures. Tenant hereby acknowledges that Tenant shall be solely responsible for any and all relocation, moving or set-up costs and expenses associated with Tenant's surrender of the Contraction Premises.

3. **Term**. The Term of the Lease is hereby extended from December 31, 2015 ("**Original Expiration Date**") until December 31, 2016 (the "**Extended Term**").

4. **Base Rent**.

a. Commencing upon the Partial Termination Date and continuing until the Original Expiration Date, Tenant agrees to pay Landlord Base Rent for the Remaining Premises, plus applicable sales tax thereon, without demand, counter-claim or setoff, in the amount of $228,157.50 (i.e. $14.50 per Leasable Square Footage calculated on the basis of a Rentable Area of 15,735 rentable square feet), payable in equal monthly installments of $19,013.13 in advance

To the extent of any overpayment of Base Rent by Tenant attributable to the period commencing from and after August 1, 2015, Tenant shall receive, and Landlord shall provide, a credit against the next payment(s) of Base Rent.

commencing on the Partial Termination Date and continuing on the first day of each and every calendar month through the Original Expiration Date.

b. Commencing upon the first day of the Extended Term, Tenant agrees to pay Landlord Base Rent for the Remaining Premises, plus applicable sales tax thereon, without demand, counter-claim or setoff, in the amount of $251,760.00 (i.e. $16.00 per Leasable Square Footage calculated on the basis of a Rentable Area of 15,735 rentable square feet), payable in equal monthly installments of $20,980.00 in advance commencing on the first day of the Extended Term and continuing on the first day of each and every calendar month thereafter.

5. <u>Building Operating Expenses</u>. Effective on the Partial Termination Date, Tenant shall continue to pay Additional Rent in accordance with the Lease, except that Tenant's pro rata share of Operating Expenses shall be based on a Rentable Area of 15,735 rentable square feet. Until the Partial Termination Date, Tenant shall continue to pay Additional Rent in accordance with its share of Operating Expenses for both the Remaining Premises and Contraction Premises.

6. <u>No Other Modifications</u>. Except as expressly set forth herein, all of the terms and conditions of the Lease, shall remain in full force and effect and shall apply to this Amendment. This Amendment embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein. This Amendment may be modified only by a written instrument executed by the parties hereto.

7. <u>Brokerage.</u> Each party represents as to itself that, except for Avison Young representing Landlord, and Mohr Partners representing Tenant (collectively, the "Broker"), the parties hereto have not dealt with any real estate broker, sales person or finder in connection with this transaction, and no other real estate broker initiated or participated in the negotiation of this transaction. Each party agrees to indemnify and hold harmless the other party from and against any liabilities (including, without limitation, reasonable attorneys' fees and expenses) and claims for commissions and fees arising out of its breach of the foregoing representation.

8. <u>Ratification of Lease</u>. The undersigned parties hereby ratify and reaffirm their rights and obligations under the Lease as modified by this Amendment. In the event of a conflict or ambiguity between the Lease and this Amendment, the terms and provisions of this Amendment shall control. Landlord and Tenant each represent and warrant to the other: (i) that the execution and delivery of this Amendment has been fully authorized by all necessary corporate actions; (ii) that the person signing this Amendment has requisite authority to do so and the authority and power to bind the company of whose behalf they have signed; and (iii) that to the best of their knowledge and belief, this Amendment is valid, binding and legally enforceable in accordance with its terms. Each party hereby warrants and represents that, to the best of its knowledge: (w) as of the date hereof the parties have complied with all of the terms and conditions of the Lease; (x) Tenant has no right to any credit, claim, cause of action, offset or similar charge against Landlord or the Rent existing as of the date hereof; (y) neither party is in default of any of the terms or conditions of the Lease as of the date of this Amendment nor knows of any facts which, given the passage of time, would constitute a default by either party under the Lease; and (z)

neither party has assigned any of its right, title and interest in, to and under the Lease to any other party. Each party further agrees to indemnify and hold the other party harmless from and against any and all claims losses, demands, liabilities, damages and expenses of any kind or nature whatsoever, including, without limitation, attorneys' fees and costs paid or incurred in connection therewith at both trial and appellate levels, incurred or arising by reason of a breach or violation of any of the agreements, obligations, duties or representations and warranties of such party contained in this Amendment. As of the Partial Termination Date, Tenant and its successors and assigns hereby release, acquit, satisfy, and forever discharge Landlord and its employees, agents, officers, directors, shareholders, subsidiaries, affiliates, successors and assigns, from any and all actions, causes of action, claims, demands, rights, damages, costs, losses, expenses, occurrences and liabilities of any kind or nature whatsoever, both known and unknown, arising out of any matter, happening or thing, from the beginning of time and relating to the Lease, as amended hereby.

9. **Counterparts**. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument. A facsimile signature shall be deemed to constitute an original signature for the purposes of this Amendment

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first hereinabove written.

**LANDLORD:**

Signed, sealed and delivered
*in the presence of:*

Witness: Tamara Z. Jacobs

Witness: Joseph DiNatale

MAINSTREET CV NORTH 40, LLC, a Delaware limited liability company

By: Mainstreet 40, Ltd, a Florida limited partnership, Manager

By: Mainstreet N40, Inc., a Florida corporation, General Partner

By: ______________________
Paul J. Kilgallon, President

**TENANT:**

CROSS COUNTY HEALTHCARE, INC., a Delaware corporation

Witness: ______________________

Witness: ______________________

By: ______________________
Name ______________________
Title: ______________________

4121-1181-9611.1
0000000
MIA_ACTIVE 4368515.2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first hereinabove written.

**LANDLORD:**

Signed, sealed and delivered in the presence of:

Witness: ____________________

Witness: ____________________

MAINSTREET CV NORTH 40, LLC, a Delaware limited liability company

By: Mainstreet 40, Ltd, a Florida limited partnership, Manager

By: Mainstreet N40, Inc., a Florida corporation, General Partner

By: ____________________
Paul J. Kilgallon, President

**TENANT:**

Susan E. Paul, Secretary
Witness: Susan E. Paul

Amy Janeiro
Witness: Amy Janeiro

CROSS COUNTY HEALTHCARE, INC., a Delaware corporation

By: William Burns
Name: William Burns
Title: CFO

4105 [illegible]
[illegible]
MIA_ACTIVE 4368535.2

GeB

## EXHIBIT "A"

### FLOOR PLANS SHOWING THE RELEASED PREMISES AND THE REMAINING PREMISES



SECOND FLOOR
The North 40
SURRENDERED
COMMON
RETAINED
KEY PLAN
NORTH

NOTE: This floor plan is being used solely for the purpose of identifying the approximate location of the Released Premises and the Remaining Premises.